                                                                    Exhibit 23.4



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
United Counties Bancorporation:


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 25, 1996 of CoreStates Financial Corp and in the related prospectus of our report dated January 16, 1996, except for Note 20, which is as of February 23, 1996, relating to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K of CoreStates Financial Corp dated April 3, 1996.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994 and income taxes in 1993.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Short Hills, New Jersey
April 24, 1996